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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated February 8, 2000, on our audits of the consolidated financial statements and financial statement schedule of Signature Eyewear, Inc. as of October 31, 1999 and 1998, and for each of the three years in the period ended October 31, 1999, which report is incorporated by reference in this Annual Report on Form 10K.

Los Angeles, California
February 14, 2000